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                                             June 29, 1995



Sparta Pharmaceuticals, Inc.
Westpark Corporate Center, Suite 110
4364 South Alston Avenue
Durham, North Carolina 27713

Attention:  William M. Sullivan

Gentlemen:

     Americorp Securities, Inc. ("Americorp") is pleased to act as a financial advisor to Sparta Pharmaceuticals, Inc. (the "Company") in connection with matters relating to the business and capital structure of the Company as set forth in more detail below. This letter is to confirm our understanding with respect to our engagement.

     1. Americorp will consult with and assist the Company in connection with the following matters:

     2. (a) Optimization of the Company's capital structure, including matters related to the issuance of debt and equity securities and the restructuring of the Company's capital structure.

          (b) Advice as to the advisability of public and private offerings of securities.

          (c) Identification and discussion with respect to acquisitions and divestitures in order to enhance the value and viability of the Company.

          (d) Assistance in the preparation of presentations to potential sources of capital such as underwriters, placement agents and institutional investors.

          (e) Identification and advice with respect to joint ventures and/or collaborations arrangements.

     3. In rendering the services hereunder Americorp shall devote such time and attention thereto as Americorp determines in its discretion to be reasonable and adequate.

     4. The Company will cooperate with Americorp in connection with its financial review and analysis and will provide Americorp with such information concerning the Company as Americorp deems



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reasonably necessary for its financial review and analysis.  All such information provided by the Company will be complete and accurate and not misleading. All such information which is confidential shall be subject to a confidentiality agreement to be executed by the parties. Americorp agrees that it will obtain the Company's consent prior to contacting any third party with respect to a proposed transaction or other arrangement. Americorp also agrees that it will not represent that it is an agent of the Company and acknowledges that the Company shall not have any obligation hereunder to enter into any transaction or other arrangement with a third party.

     5. In consideration for the services rendered hereunder you agree to pay to Americorp a fee of $300,000 upon execution of this Agreement.

     6. In addition to any fees that may be payable to Americorp under this letter, you agree that you will reimburse Americorp and its affiliates, upon request made from time to time, for their reasonable out-of-pocket expenses which have been approved by you in advance and are incurred in connection with their activities under this letter. Nothing in this Agreement shall restrict Americorp's rights to be reimbursed for expenses under any separate agreement between the parties.

     7.   This Agreement is for a term of one year.

     8. You agree that you will indemnify and hold harmless Americorp and its affiliates and their respective directors, officers, employees, agents and controlling persons (each being an "Indemnified Party"), from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable law or otherwise relating to or arising out of the performance by Americorp or its affiliates of the services contemplated by this letter and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. You will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted primarily from Americorp's bad faith, willful misconduct or gross negligence or breach by Americorp of this agreement or any other agreement between the parties pertaining to this agreement.

     Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof, but



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the omission so to notify the Company will not relieve the Company from any liability which it may have to an Indemnified Party, except to the extent that the Company has been prejudiced in any material respect by such failure. No settlement of any action shall be made without the consent of the Company which shall not be unreasonably withheld in light of all factors of importance to the Company. Notwithstanding any other provision of this Section 8, indemnification of Americorp with respect to any transaction covered by a separate indemnification agreement shall be covered by the provisions of such agreement and not by the provisions hereof.

     9. This agreement not transferable by either party and may only be amended, or any provisions hereof waived, in a writing signed by the parties. This Agreement, together with the letter agreement dated June 28, 1994 between the Company and Americorp, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all other prior oral or written agreements and understandings relating to the subject matter hereof.

     Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Americorp the duplicate copy of this letter enclosed herewith. We look forward to the successful conclusion of this Agreement.

                                             Very truly yours,



                                             AMERICORP SECURITIES, INC.



                                  By: /s/ Thomas J. Jess VP Corporate Finance
                                      ---------------------------------------
                                           Name and Title:

Accepted and agreed
to as of the date
first above written

SPARTA PHARMACEUTICALS, INC.


By:/s/ William M. Sullivan Chairman Preso CEO
   ------------------------------------------
     Name and Title: